Exhibit 99.1

Sacks Parente Golf, Inc. Reports First Quarter 2024 Financial Results and Provides Corporate Update

Camarillo, Calif., April 30, 2024 – Sacks Parente Golf, Inc. (NASDAQ: SPGC), (the “Company” or “Sacks Parente”), a technology-forward golf company with a growing portfolio of golf products, including putters, golf shafts, golf grips, and other golf-related accessories, reports its financial results for its fiscal first quarter ended March 31, 2024 and provides a business update.

Financial Highlights

●	Revenue of $350k in 1Q24 exceeded all of FY2023 revenue
●	April 2024 is expected to be record revenue month, and 2Q24 revenue is expected to grow 100% sequentially over 1Q24

Recent Corporate Highlights

●	Expanded its Newton Golf Shaft division with the addition of Newton Motion Fairway Wood shaft to complement its initial Newton Motion Driver shaft
●	Introduced a unique incentive program for golf professionals, custom club fitters, and golf instructors to help drive revenue growth from the Company’s Sacks Parente line of putters
●	Introduced an innovative putter demo program that offers golfers the opportunity to test its premium putters prior to purchase
●	Announced that the Company’s premium putters and Newton Motion driver shafts were available in all 126 Club Champion retail stores nationwide. The Company expects to see accelerated quarterly revenue from this relationship begining in 2Q24
●	Entered into player agreements for Newton Motion shaft sponsorships with Ken Duke (PGA Tour Champions), Gene Sauers (PGA Tour Champions), and Fernandra Lira (LET/LPGA/Epson Tours)
●	Appointed golf-industry veteran Jane Casanta to the Board of Directors

“Our marketing efforts — especially through paid social advertising — over the last six months for both our premium line of putters and our advanced Newton Motion replacement shafts are helping to build brand awareness and accelerate our revenue growth,” commented Greg Campbell, Sacks Parente’s Executive Chairman. “The launch of the Newton Motion Driver shaft in November has been met with very positive early adoption, including from some professionals, which gives us confidence that the recent launch of the Newton Motion Fairway Wood shaft will be met with similar success. Much of the revenue growth in the first quarter was tied to traction from the Newton Motion Driver shaft introduction, allowing us to deliver higher revenue than we did in all of 2023. We expect this momentum to continue, as April will be a record revenue month for us and we see second quarter revenue doubling that from the first quarter. We are entering the seasonally stronger golf season throughout the U.S., and along with our continued traction in key international markets, we look forward to continued brand building and revenue growth.”

About Sacks Parente Golf

Sacks Parente Golf, Inc. serves as the parent entity of technology-forward golf companies that help golfers elevate their game. With a growing portfolio of golf products, including putters, golf shafts, golf grips, and other golf-related accessories, the Company’s innovative accomplishments include: the First Vernier Acuity putter, patented Ultra-Low Balance Point (ULBP) putter technology, weight-forward Center-of-Gravity (CG) design, and pioneering ultra-light carbon fiber putter shafts.

In consideration of its growth opportunities in golf shaft technologies, the Company expanded its manufacturing business in April of 2022 to develop the advanced Newton brand of premium golf shafts by opening a new shaft manufacturing facility in St. Joseph, MO. It is the Company’s intent to manufacture and assemble substantially all products in the United States, while also expanding into golf apparel and other golf-related product lines to enhance its growth.

The Company’s future expansions may include broadening its offerings through mergers, acquisitions or internal developments of product lines that are complementary to its premium brand. The Company currently sells its products through resellers, the Company’s websites, Club Champion retail stores, and distributors in the United States, Japan, and South Korea. For more information, please visit the Company’s website at https://sacksparente.com/. @sacksparentegolf @newtonshafts

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:

Company:

Steve Handy, CFO

Sacks Parente Golf, Inc.

Email: investors@sacksparente.com

www.sacksparente.com

Investor Relations:

CORE IR

Email: investors@sacksparente.com

Phone: (516) 222-2560

SACKS PARENTE GOLF, INC.

CONDENSED BALANCE SHEETS

(Amounts rounded to nearest thousands, except share amounts)

	March 31, 2024	December 31, 2023
	(Unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$4,083,000	$5,338,000
Accounts receivable	30,000	53,000
Inventory, net of reserve for obsolescence of $51,000 and $98,000, respectively	336,000	248,000
Prepaid expenses and other current assets	234,000	196,000
Total Current Assets	4,683,000	5,835,000

Property and equipment, net	441,000	379,000
Right-of-use asset, net	58,000	65,000
Software licensing agreement, net	102,000	110,000
Deposits	5,000	5,000
Total Assets	$5,289,000	$6,394,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$404,000	$401,000
Lease liability, current	31,000	31,000
Software licensing obligation	54,000	41,000
Customer deposits	-	2,000
Total Current Liabilities	489,000	475,000

Software licensing fee obligation, net of current	77,000	95,000
Lease liability, net of current	27,000	34,000
Total Liabilities	593,000	604,000

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock $.01 par value, 5,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.01 par value, 45,000,000 shares authorized, 14,595,870 and 14,595,870, shares issued and outstanding, respectively	146,000	146,000
Additional paid-in-capital	16,060,000	15,961,000
Accumulated deficit	(11,510,000)	(10,317,000)
Total Stockholders’ Equity	4,696,000	5,790,000

Total Liabilities and Stockholders’ Equity	$5,289,000	$6,394,000

SACKS PARENTE GOLF, INC.

CONDENSED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2024 and 2023

(Unaudited)

(Amounts rounded to nearest thousands, except share and per share amounts)

	Three Months Ended March 31,
	2024	2023

Net Sales	$350,000	$90,000
Cost of goods sold	144,000	46,000
Gross profit	206,000	44,000

Operating expenses:
Selling, general and administrative expense	1,271,000	916,000
Research and development expense	190,000	25,000
Total operating expenses	1,461,000	941,000

Loss from operations	(1,255,000)	(897,000)

Interest income (expense), net	62,000	(20,000)

Net Loss	$(1,193,000)	$(917,000)

Loss per share – basic and diluted	$(0.08)	$(0.08)

Weighted average number of shares outstanding – basic and diluted	14,595,870	10,798,834

SACKS PARENTE GOLF, INC.

CONDENSED STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2024 and 2023

(Unaudited)

(Amounts rounded to nearest thousands)

	Three Months Ended March 31,
	2024	2023

Cash Flows from Operating Activities
Net Loss	$(1,193,000)	$(917,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	21,000	5,000
Amortization of deferred software licensing agreement	29,000	-
Change in reserve for inventory obsolescence	(47,000)	24,000
Vesting of options	99,000	63,000
Shares issued for services	-	225,000
Changes in ROU asset	7,000	7,000

Accrued interest	-	20,000
Changes in operating assets and liabilities
Accounts receivable	23,000	(19,000)
Inventory	(41,000)	23,000
Prepaids and other current assets	(38,000)	1,000
Accounts payable and accrued expenses	3,000	53,000
Accrued payroll to officers	-	358,000
Lease liability	(7,000)	(8,000)
Software licensing obligation	(5,000)	-
Customer deposits	(2,000)	(21,000)
Net cash used in operating activities	(1,151,000)	(186,000)

Cash Flows from Investing Activities
Software licensing agreement	(21,000)
Purchase of property and equipment	(83,000)	-
Net cash used in investing activities	(104,000)	-

Cash Flows from Financing Activities
Payment of equipment purchase obligation	-	(15,000)
Proceeds from private sale of common stock subject to possible redemption	-	60,000
Net cash provided by financing activities	-	45,000

Net decrease in cash	(1,255,000)	(141,000)
Cash and cash equivalents and restricted cash beginning of period	5,338,000	171,000
Cash and cash equivalents and restricted cash end of period	$4,083,000	$30,000

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-